UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2021

Creatd, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39500	87-0645394
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

 (Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRTD	The NASDAQ Stock Market LLC
Common Stock Purchase Warrants	CRTDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2021, Creatd, Inc. (“we” or the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company LLC (“Benchmark” or the “Underwriter”), pursuant to which we agreed to sell to the Underwriter in a firm commitment underwritten public offering (the “Offering”) an aggregate of 750,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a public offering price of $3.40 per share. The Company also granted the Underwriter a 30-day option to purchase up to an additional 112,500 shares of Common Stock to cover over-allotments, if any. The Offering is expected to close on June 21, 2021.

Benchmark acted as sole bookrunner for the Offering. The Offering is being made pursuant to a prospectus supplement dated June 17, 2021, and a base prospectus dated April 23, 2021, which is part of a registration statement on Form S-3 (File No. 333-250982) that was filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2020, as amended on April 9, 2021, and declared effective by the Commission on April 23, 2021. The Underwriter received a discount in the amount of 7% of the aggregate gross proceeds received by the Company in connection with the Offering, warrants equal to 5% of the total of all shares issued in the Public Offering, including overallotment shares, exercisable six months from the date of issuance, at the price of $4.08, for a period of five years (the “Underwriter Warrants”), and reimbursement of certain expenses.

The Underwriting Agreement includes customary representations, warranties and covenants, and customary conditions to closing, expense and reimbursement obligations and termination provisions. Additionally, under the terms of the Underwriting Agreement, we have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect of these liabilities.

The foregoing descriptions of the Underwriting Agreement and the Underwriter Warrants are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the form of Underwriter Warrant, which are filed as Exhibit 1.1 hereto and Exhibit 4.1 hereto, respectively, and are incorporated herein by reference.

The gross proceeds to the Company from the sale of 750,000 shares of Common Stock, before deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be $2,550,000. We intend to use the net proceeds from this offering for working capital and general corporate purposes.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Other Events.

On June 16, 2021, the Company issued a press release announcing the Offering. On June 17, 2020, the Company issued a press release announcing the pricing of the Offering and execution and delivery of the Underwriting Agreement. Copies of the press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated herein by reference.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond our control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond our control, include the ability of the Company to satisfy certain conditions to closing the Offering on a timely basis or at all, as well as other risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2021 and in our other filings with the SEC, including, without limitation, our reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
1.1*	Underwriting Agreement between Creatd, Inc. and The Benchmark Company LLC, dated June 17, 2021
4.1*	Form of Underwriter Warrant
99.1*	Press Release of Creatd, Inc. dated June 16, 2021
99.2*	Press Release of Creatd, Inc. dated June 17, 2021

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATD, INC.

Date: June 17, 2021	By:	/s/ Jeremy Frommer
Name: Jeremy Frommer
Title: Chief Executive Officer